Exhibit No. 99.1
                                                               ----------------


                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of United Retail Group, Inc. (the "Company") on Form 10-K for the period ending February 1, 2003 as filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Report"), We, Raphael Benaroya, Chief Executive Officer of the Company, and George R. Remeta, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on our knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Commission or its staff upon request.



/s/ Raphael Benaroya
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Raphael Benaroya
Chief Executive Officer
April 3, 2003



/s/ George R. Remeta
-----------------------
George R. Remeta
Chief Financial Officer
April 3, 2003